Exhibit 107

Calculation of Filing Fee Table

Form S-8 (Form Type)

Fastly, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Equity	2019 Equity Incentive Plan Class A Common Stock, par value $0.00002 per share	Rule 457(c) and Rule 457(h)(4)	6,649,606(2)	15.29(4)	$101,672,475.74	$.00014760	$15,006.86
Equity	2019 Employee Stock Purchase Plan Class A Common Stock, par value $0.00002 per share	Rule 457(c) and Rule 457(h)(5)	1,329,921(3)	13.00(5)	$17,288,973	$.00014760	$2,551.86
Total Offering Amounts					$118,961,448.74		—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$17,558.72
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock (“Class A Common Stock”) of Fastly, Inc. (the “Registrant”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) and the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)Represents 6,649,606 additional shares of Class A Common Stock available for issuance as a result of the annual evergreen increase on January 1, 2024 under the 2019 Plan.

(3)Represents 1,329,921 additional shares of Class A Common Stock available for issuance as a result of the annual evergreen increase on January 1, 2024 under the 2019 ESPP.

(4)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on February 20, 2024.

(5)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on February 20, 2024, multiplied by 85%.

(6)The Registrant does not have any fee offsets.